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Filed Pursuant to Rule 424(b)(2)
Registration Number 333-152562

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.20% Notes due 2015	$350,000,000	100%	$350,000,000	$19,530

7.25% Notes due 2019	250,000,000	100	250,000,000	13,950

Total	$600,000,000		$600,000,000	$33,480

(1)
This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933 and relates to Registration Statement No. 333-152562 filed by the Registrant on July 28, 2008. Pursuant to Rule 457(p), $158,149 of unused registration fees in respect of unsold securities registered under Registration Statement No. 333-113313 filed by the Registrant on March 5, 2004, which fees have already been paid, were offset against future registration fees that would otherwise be payable under Registration Statement No. 333-152562 filed by the Registrant on July 28, 2008. The $33,480 registration fee payable with respect to this offering is hereby offset against the $110,721.65 of unused registration fees available for offset as of this date and, accordingly, no filing fee is paid herewith.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 28, 2008)

$600,000,000

TEXTRON INC.

$350,000,000 6.20% Notes due 2015

$250,000,000 7.25% Notes due 2019

              This is an offering by Textron Inc. of a total of $600,000,000 principal amount of its notes, consisting of $350,000,000 principal amount of its 6.20% notes due 2015 (the "2015 notes") and $250,000,000 principal amount of its 7.25% notes due 2019 (the "2019 notes" and, together with the 2015 notes, the "notes").

              The 2015 notes will bear interest at a rate of 6.20% per year and will mature on March 15, 2015. The 2019 notes will bear interest at a rate of 7.25% per year and will mature on October 1, 2019. Interest on the 2015 notes will be payable on March 15 and September 15 of each year, beginning on March 15, 2010. Interest on the 2019 notes will be payable on April 1 and October 1 of each year, beginning on April 1, 2010.

              We may, at our option, redeem the notes of a series in whole or in part at any time at the price specified under "Description of Notes—Optional Redemption." If a change of control triggering event were to occur with respect to the notes of a series, we may be required to offer to purchase the notes of that series from holders as described under "Description of Notes—Change of Control Triggering Event."

              The notes will be our unsecured senior obligations that rank equally in right of payment with our existing and future senior unsecured indebtedness and senior in right of payment to our future subordinated debt, if any. The notes will be effectively junior to any of our secured debt to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our subsidiaries.

              Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

	Per 2015 Note	Per 2019 Note	Total
Public offering price(1)	99.881%	99.749%	$598,956,000
Underwriting discounts and commissions	0.600%	0.650%	$3,725,000
Proceeds, before expenses, to us	99.281%	99.099%	$595,231,000

(1)
Plus accrued interest, if any, from September 17, 2009.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

              We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about September 17, 2009.

Joint Book-Running Managers

BofA Merrill Lynch	Barclays Capital	Citi

Goldman, Sachs & Co.	J.P. Morgan

Senior Co-Managers

BNP PARIBAS	Mitsubishi UFJ Securities	Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC	CALYON	SOCIETE GENERALE

September 14, 2009

              In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any final term sheet. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

              We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

              You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such information and in no case as of any date subsequent to the date on the front cover of this prospectus supplement.

S-i

 About this Prospectus Supplement

              This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, issue and sell any combination of the securities, including the notes, described in the accompanying prospectus. The accompanying prospectus provides you with a general description of these securities, and this prospectus supplement contains specific information about the terms of this offering of notes.

              This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

              It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information" in the accompanying prospectus.

              Unless otherwise indicated, references in this prospectus supplement and the accompanying prospectus to "Textron," "we," "us," "our" and "our company" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

S-ii

Summary

              This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks described under "Risk Factors" in this prospectus supplement, before making an investment decision. See "Where You Can Find More Information" in the accompanying prospectus.

 Textron Inc.

General

              Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers around the world with innovative solutions and services. We operate in five business segments—Cessna, Bell, Textron Systems, Industrial and Finance. Our business segments include operations that are unincorporated divisions of Textron Inc. and others that are separately incorporated subsidiaries.

Cessna segment

              Based on unit sales, Cessna Aircraft Company is the world's largest manufacturer of general aviation aircraft. Cessna currently has four major product lines: Citation business jets, Caravan single engine turboprops, Cessna single engine piston aircraft and aftermarket services. Cessna's revenues accounted for approximately 40%, 40% and 38% of our total revenues in 2008, 2007 and 2006, respectively.

              Cessna markets its products worldwide primarily through its own sales force, as well as through a network of authorized independent sales representatives, depending upon the product line. Cessna has several competitors in various market segments. Cessna's aircraft compete with other aircraft that vary in size, speed, range, capacity, handling characteristics and price. Cessna operates a business jet fractional ownership business through a joint venture called CitationShares. Cessna's current ownership interest in CitationShares is approximately 90%. This business offers shares of Citation aircraft for operation throughout the contiguous United States and in Canada, Mexico, Central America, the Caribbean and Bermuda. CitationShares also has an advance purchase jet aircraft charter product called the Vector Jetcard.

Bell segment

              Bell Helicopter is one of the leading suppliers of helicopters, tiltrotor aircraft and helicopter-related spare parts and services in the world. Bell manufactures for both military and commercial applications. Bell's revenues accounted for approximately 20%, 20% and 21% of our total revenues in 2008, 2007 and 2006, respectively.

              Bell supplies advanced military helicopters and support to the U.S. Government and to military customers outside the United States. Bell is one of the leading suppliers of helicopters to the U.S. Government and, in association with The Boeing Company, the only supplier of military tiltrotor aircraft.

              Bell also is a leading supplier of commercially certified helicopters and support to corporate, offshore petroleum exploration and development, utility, charter, police, fire, rescue and emergency medical helicopter operators. Bell produces a variety of commercial aircraft types, including light single and twin engine helicopters and medium twin engine helicopters, along with other related products.

              Bell competes against a number of competitors based in the United States and other countries for its helicopter business, and its parts and support business competes against numerous competitors around the world. Competition is based primarily on price, product quality and reliability, product support, contract performance and reputation.

Textron Systems segment

              Textron Systems is a primary supplier to the defense, aerospace and general aviation markets, providing approximately 15%, 11% and 10% of our total revenues in 2008, 2007 and 2006, respectively. This segment's principal strategy is to address the U.S. Department of Defense's emphasis on precision engagement and network-centric warfare by leveraging advances in information technology in the development and production of networked sensors, weapons and the associated algorithms and software.

              Textron Systems manufactures unmanned systems, precision weapons, airborne and ground-based surveillance systems, sophisticated intelligence and situational awareness software, armored vehicles and turrets and reciprocating piston aircraft engines. While the Textron Systems segment sells most of its products to U.S. customers, it also sells certain products to customers outside the United States through sales representatives and distributors located in various global locations.

              Textron Systems includes five operating units: AAI Corporation, Lycoming Engines, Overwatch, Textron Defense Systems and Textron Marine & Land Systems.

              Textron Systems competes against a number of competitors in the United States and other countries on the basis of technology, contract performance, price, product quality and reliability, product support and reputation.

              On April 3, 2009, we sold HR Textron, an operating unit previously reported within the Textron Systems segment. HR Textron is now classified as a discontinued operation in our financial statements.

Industrial segment

              The Industrial segment includes our Kautex, Greenlee, E-Z-GO and Jacobsen businesses.

Kautex

              Kautex, headquartered in Bonn, Germany, is a leading developer and manufacturer of blow-molded fuel systems for cars, light trucks, all-terrain vehicles and watercraft, and windshield and head lamp washer systems, as well as selective catalytic reduction systems used to reduce emissions from diesel engines.

              Revenues of Kautex accounted for approximately 12%, 14% and 14% of our total revenues in 2008, 2007 and 2006, respectively. In North America, Kautex also produces metal fuel fillers and engine camshafts for the automotive market. To a lesser extent, Kautex serves other industrial customers with bottles and plastic containers for food, household, laboratory and industrial uses. These products are developed and produced in Germany.

              Kautex has a limited number of competitors worldwide, some of which are affiliated with the original equipment manufacturers that comprise Kautex's targeted customer base. Competition typically is based on a number of factors, including price, product quality and reliability, prior experience and available manufacturing capacity.

Greenlee

              Greenlee designs and manufactures powered equipment, electrical test and measurement instruments, hand and hydraulic powered tools and electrical and fiber optic connectors under the Greenlee, Fairmont, Klauke, Paladin Tools, Progressive and Tempo brand names. The products principally are used in the electrical construction and maintenance, telecommunications, data communications, wiring and plumbing industries. Greenlee distributes its products through a global network of sales representatives and distributors and sells its products directly to home improvement retailers and original equipment manufacturers. Through a joint venture, Greenlee also sells hand and powered tools for the plumbing and mechanical industries in North America. The Greenlee businesses face competition from numerous manufacturers based primarily on price and product quality and reliability.

E-Z-GO

              E-Z-GO designs, manufactures and sells golf cars and off-road utility vehicles powered by electric and internal combustion engines under the E-Z-GO name, as well as multi-purpose utility vehicles under the E-Z-GO and Cushman brand names.

              E-Z-GO's commercial customers consist primarily of golf courses, resort communities and municipalities, as well as commercial and industrial users such as airports, college campuses and factories. E-Z-GO's golf cars and utility vehicles also are sold in the consumer market. Sales are made through a network of dealers and directly to end-users. E-Z-GO has two major competitors for golf cars and several other competitors for utility vehicles. Competition is based primarily on price, product quality and reliability, product support and reputation.

Jacobsen

              Jacobsen designs and manufactures professional turf-maintenance equipment and specialized turf-care vehicles. Major brand names include Ransomes, Jacobsen and Cushman.

              Jacobsen's commercial customers consist primarily of golf courses, resort communities, sporting venues and municipalities. Sales are made through a network of distributors and dealers. Jacobsen has two major competitors for professional turf-maintenance equipment and several other competitors for specialized turf-care. Competition is based primarily on price, product quality and reliability, and product support.

Finance segment

              Textron Financial Corporation, or TFC, comprises substantially all of our Finance segment. TFC is a diversified commercial finance company with operations in six major divisions: Asset-Based Lending, Captive Finance, Distribution Finance, Golf Mortgage Finance, Resort Finance and Structured Capital.

              In the fourth quarter of 2008, we announced a plan to exit all of the commercial finance business of our Finance segment, other than that portion of the business supporting customer purchases of products that we manufacture. We made the decision to exit this business due to continued weakness in the economy and in order to address our long-term liquidity position in light of continuing disruption and instability in the capital markets. The exit plan will be effected through a combination of orderly liquidation and selected sales and is expected to be substantially complete over the next two to four years.

              Our Finance segment continues to originate new customer relationships and receivables in the Captive Finance division, which provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes, Bell helicopters, E-Z-GO golf cars and Jacobsen turf-care equipment. Our Finance segment's services are offered primarily in North America.

              In 2008, 2007 and 2006, our Finance segment paid our manufacturing segments $1.0 billion, $1.2 billion and $1.0 billion, respectively, related to the sale of Textron-manufactured products that it financed. Our Cessna and Industrial segments also received proceeds in those years of $18 million, $27 million and $63 million, respectively, from the sale of equipment from their manufacturing operations to our Finance segment for use under operating lease agreements.

              The commercial finance environment in which our Finance segment continues to operate is highly fragmented and has traditionally been extremely competitive. Our Finance segment is subject to competition from various types of financing institutions, including banks, leasing companies, commercial finance companies and finance operations of equipment vendors. Competition within the commercial finance industry is primarily focused on price, term, structure and service.

              Our Finance segment's largest business risks are continued access to financing through the capital markets and the collectibility of its finance receivable portfolio.

              We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 421-2800.

The Offering

              The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" below and "Description of Debt Securities" in the accompanying prospectus. As used in this section, references to "Textron," "we," "our," "us" and "the company" are to Textron Inc. and not its subsidiaries.

Issuer	Textron Inc., a Delaware corporation.
Securities
A total of $600,000,000 principal amount of notes, consisting of $350,000,000 principal amount of 6.20% notes due 2015, which we refer to herein as the 2015 notes, and $250,000,000 principal amount of 7.25% notes due 2019, which we refer to herein as the 2019 notes and, together with the 2015 notes, the notes.
Maturity	The 2015 notes will mature on March 15, 2015, and the 2019 notes will mature on October 1, 2019.
Interest Rate
Interest on the notes of each series will accrue from September 17, 2009 and will be payable at the rates set forth on the cover of this prospectus supplement semi-annually on, in the case of the 2015 notes, March 15 and September 15 of each year, beginning on March 15, 2010 and, in the case of the 2019 notes, April 1 and October 1 of each year, beginning on April 1, 2010.
Ranking	The notes will rank equally in right of payment with our existing and future senior unsecured debt and senior in right of payment to all of our future subordinated debt, if any.

As of July 4, 2009, we had approximately $10.4 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $7.2 billion was indebtedness of our subsidiaries (including $7.1 billion of indebtedness of TFC). In addition, our subsidiaries had an aggregate of $4.0 billion of other obligations.

The notes will be effectively junior to our future secured debt, if any, to the extent of the value of the assets securing such debt, and effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of our subsidiaries.
The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur in the future.
Optional Redemption	We may, at our option, redeem the 2015 notes or the 2019 notes in whole or in part at any time at the price specified in this prospectus supplement. See "Description of Notes—Optional Redemption."

Mandatory Offer to Repurchase	If we experience a "Change of Control Triggering Event" (as defined in this prospectus supplement), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest. See "Description of Notes—Change of Control Triggering Event."
Covenants
We will agree to certain restrictions on liens, mortgages and sale and leaseback transactions. These covenants are subject to important qualifications and exceptions. See "Description of Debt Securities—Particular Terms of Senior Debt Securities—Limitations upon mortgages" and "—Limitations upon sale and leaseback transactions" in the accompanying prospectus. We will also agree to certain restrictions on our ability to consolidate with or merge into any other corporation or transfer our assets substantially as an entirety. See "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Consolidation, merger and sale of assets" in the accompanying prospectus.
Further Issuance of Notes
We may, without the consent of the holders of the notes of a series, create and issue additional notes ranking equally with the notes that we are offering and otherwise identical in all respects to the notes of that series (except for the issue price, the date from which interest first accrues and the first interest payment date) so that those additional notes will be consolidated and form a single series with the notes of that series that we are offering. No additional notes may be issued if an event of default under the indenture has occurred.
Use of Proceeds
We plan to use the net proceeds from the issuance of the notes for general corporate purposes, which may include the repayment or repurchase of certain of our debt, including any notes purchased in the tender offers described under "—Debt Tender Offers" below.
Denomination and Form
We will issue the notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The notes and the indenture will be governed by New York law.

 Risk Factors

              Investing in the notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in us and the notes as set forth under "Risk Factors" in this prospectus supplement, as well as other information we include or incorporate by reference in this prospectus supplement or the accompanying prospectus.

Debt Tender Offers

              On September 14, 2009, Textron Inc. and Textron Financial Corporation commenced separate offers to purchase for cash up to an aggregate of $650 million in principal amount of certain of their outstanding debt. Textron Inc. is offering to purchase any and all of its 4 1/2% Notes due August 1, 2010, $250 million of which is outstanding, and up to $150 million of its 6.5% Notes due June 1, 2012. The difference between $500 million and the principal amount of securities purchased in the Textron Inc. offer will be available for Textron Financial Corporation's offer to purchase several series of its Medium-Term Notes with maturity dates in February 2011 and May 2010. In addition, Textron Financial Corporation is offering to purchase up to $150 million of its 6% Notes due November 20, 2009. The purpose of the tender offers, together with this offering, is to lengthen the maturity profile of our indebtedness. Each of Textron Inc. and Textron Financial Corporation expects to use available cash on hand to provide the total amount of funds required to purchase its respective securities in the tender offers and pay all fees and expenses in connection therewith. Textron Inc. may use proceeds from this offering of the notes to fund the purchase of its securities, as well as to provide Textron Financial Corporation with funds to purchase its securities, in the tender offers. The completion of this offering is not a condition to the consummation of the tender offers.

Risk Factors

              You should carefully consider the risks described in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 2009 and July 4, 2009, which are incorporated by reference herein, and the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. These risk factors update and supersede the risk factors in the accompanying prospectus.

Risks Relating to the Notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

              The notes are unsecured senior obligations of Textron Inc. exclusively and will rank equal in right of payment to Textron Inc.'s other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

              Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, Textron Inc.'s ability to service debt, including the notes, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Textron Inc., in the form of dividends or other transfers. Our financing is conducted through two borrowing groups, Manufacturing and Finance. Our Finance group has historically financed its operations by borrowing from its own group of external creditors and, from time to time, from our Manufacturing group. Textron Inc. has agreed, under a support agreement entered into by Textron Inc. and TFC, to make payments to TFC, if necessary, to cause our Finance group to maintain certain minimum levels of financial performance.

              Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

              As of July 4, 2009, we had approximately $10.4 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $7.2 billion was indebtedness of our subsidiaries (including $7.1 billion of indebtedness of TFC). In addition, our subsidiaries had an aggregate of $4.0 billion of other obligations.

The indenture does not restrict the amount of additional debt that we may incur.

              The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for holders of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of the notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able repurchase the notes upon a change of control.

              Upon the occurrence of specific kinds of change of control events called Change of Control Triggering Events, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to

101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of Notes—Change of Control Triggering Event."

We cannot assure you that an active trading market will develop for the notes.

              Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Our credit ratings may not reflect all risks of an investment in the notes.

              Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

 Forward-Looking Statements

              The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, such as our plans to exit our commercial finance business and our intended use of the net proceeds from this offering, or may project revenues, income, returns or other financial measures, often include words such as "believe," expect," "anticipate," "intend," "plan," "estimate," "seek," "will" or "may" and similar expressions. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In connection with the "safe harbor" provisions of that Act, we are providing this cautionary statement to identify important factors that may cause actual results to differ materially from those expressed in these forward-looking statements. In addition to those factors described under "Risk Factors" above and in the documents identified under "Where You Can Find More Information" in the accompanying prospectus, these factors include:

  •
  changes in worldwide economic and political conditions that impact demand for our products, interest rates and foreign exchange rates;

  •
  the interruption of production at our facilities or our customers or suppliers;

  •
  performance issues with key suppliers, subcontractors and business partners;

  •
  our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

  •
  the U.S. Government's ability to unilaterally modify or terminate its contracts with us for the U.S. Government's convenience or for our failure to perform, to change applicable procurement and accounting policies and, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

  •
  changing priorities or reductions in the U.S. Government defense budget, including those related to Operation Iraqi Freedom, Operation Enduring Freedom and the Overseas Contingency Operations;

  •
  changes in national or international funding priorities, U.S. and foreign military budget constraints and determinations and government policies on the export and import of military and commercial products;

  •
  legislative or regulatory actions impacting our operations or demand for our products;

  •
  the ability to control costs and successful implementation of various cost-reduction programs, including the enterprise-wide restructuring program;

  •
  the timing of new product launches and certifications of new aircraft products;

  •
  the occurrence of slowdowns or downturns in customer markets in which our products are sold or supplied or where TFC offers financing;

  •
  changes in aircraft delivery schedules, or cancellation or deferral of orders;

  •
  the impact of changes in tax legislation;

  •
  the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;

  •
  our ability to offset, through cost reductions, pricing pressure brought by original equipment manufacturer customers;

  •
  our ability to realize full value of receivables;

  •
  the availability and cost of insurance;

  •
  increases in pension expenses and other post-retirement employee costs;

  •
  TFC's ability to maintain portfolio credit quality and certain minimum levels of financial performance required under its bank lines of credit and under our support agreement with TFC;

  •
  TFC's access to financing, including securitizations, at competitive rates;

  •
  our ability to successfully exit from TFC's commercial finance business, other than the captive finance business, including effecting an orderly liquidation or sale of certain TFC portfolios and businesses;

  •
  uncertainty in estimating market value of TFC's receivables held for sale and reserves for TFC's receivables to be retained;

  •
  uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies;

  •
  risks and uncertainties related to acquisitions and dispositions, including difficulties or unanticipated expenses in connection with the consummation of acquisitions or dispositions, the disruption of current plans and operations, or the failure to achieve anticipated synergies and opportunities;

  •
  the efficacy of research and development investments to develop new products;

  •
  the launching of significant new products or programs that could result in unanticipated expenses;

  •
  bankruptcy or other financial problems at major suppliers or customers that could cause disruptions in our supply chain or difficulty in collecting amounts owed by such customers; and

  •
  continued volatility and further deterioration of the capital markets.

 Use of Proceeds

              We estimate that the proceeds from this offering will be approximately $595 million, after deducting the underwriting discounts and commissions and offering expenses payable by us.

              We plan to use the net proceeds from the issuance of the notes for general corporate purposes, which may include the repayment or repurchase of certain of our debt, including any notes purchased in the tender offers described under "Summary—Debt Tender Offers" above.

Description of Notes

General

              The 2015 notes and the 2019 notes are each a separate series of "senior debt securities" described in the accompanying prospectus. The notes will be issued under our indenture dated as of September 10, 1999 with The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the indenture in the accompanying prospectus. These descriptions are summaries of the material provisions of the notes and the indenture. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The indenture is filed as an exhibit to the registration statement of which the accompanying prospectus is a part and is incorporated into the accompanying prospectus by reference.

              For purposes of this description, references to "we," "our," "us" and "the Company" refer only to Textron Inc. and not to its subsidiaries.

              The 2015 notes will mature on March 15, 2015, and the 2019 notes will mature on October 1, 2019. Unless previously redeemed or purchased and cancelled, we will repay the notes of each series at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We expect that the notes of each series initially will be represented by one or more global notes deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., the nominee of DTC. The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, in registered book-entry form only, except as set forth below.

              The notes will be initially issued in a total principal amount of $600,000,000, consisting of $350,000,000 principal amount of 2015 notes and $250,000,000 principal amount of 2019 notes. We may, without the consent of the holders of the notes of a series, create and issue additional notes ranking equally with the notes of that series that we are offering and otherwise identical in all respects to the notes of that series (except for the issue price, the date from which interest first accrues and the first interest payment date of the additional notes) so that those additional notes will be consolidated and form a single series with the notes of that series that we are offering. No additional notes may be issued if an event of default under the indenture has occurred.

              The notes of each series will be redeemable at our option, as described below. The notes will not be subject to a sinking fund. The notes of each series will be subject to defeasance as described in the accompanying prospectus. The notes will not be convertible or exchangeable.

              The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States. The Bank of New York Mellon Trust Company, N.A. provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer, and will be the principal paying agent and the transfer agent for the notes.

              The notes will be, and the indenture is, governed by the laws of the State of New York.

              The notes are unsecured senior obligations of Textron exclusively and will rank equal in right of payment to Textron's other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

              Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us, in the form of dividends or other transfers.

              Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

              As of July 4, 2009, we had approximately $10.4 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $7.2 billion was indebtedness of our subsidiaries (including $7.1 billion of indebtedness of TFC). In addition, our subsidiaries had an aggregate of $4.0 billion of other obligations.

Payment of Interest

              The 2015 notes will bear interest at a rate of 6.20% per year. The 2019 notes will bear interest at a rate of 7.25% per year. Interest on the notes of each series will accrue from September 17, 2009. We will pay interest semi-annually in arrears on, in the case of the 2015 notes, March 15 and September 15 of each year, beginning on March 15, 2010, and, in the case of the 2019 notes, April 1 and October 1 of each year, beginning on April 1, 2010. We will pay interest to the persons in whose names the notes are registered at the close of business on, in the case of the 2015 notes, the preceding March 1 or September 1 and, in the case of the 2019 notes, the preceding March 15 or September 15. We will pay interest on the notes of each series computed on the basis of a 360-day year consisting of twelve 30-day months.

              If any interest payment date for the notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York.

Optional Redemption

              We may redeem the notes of either series at our option, in whole or in part at any time, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; and

  •
  as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due on or after the redemption date but for the redemption (not including any portion of interest accrued on the notes to be redeemed as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate for the notes of that series plus 50 basis points.

plus, in either of the above cases, accrued and unpaid interest on the notes to be redeemed up to, but not including, the redemption date. Certain terms used in this description of our option to redeem the notes are defined below in this section.

              We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. We understand that under DTC's current practice, if we elect to redeem less than all of the notes of either series, DTC would determine by lot the notes of that series to be redeemed. If at the time of a partial redemption, individual notes have been issued in definitive form, the trustee will select in a fair and appropriate manner the notes to be redeemed.

              Unless we default in payment of the redemption price and accrued and unpaid interest on the notes, on and after the redemption date, interest will stop accruing on the notes or portions of the notes called for redemption.

              For purposes of this section "—Optional Redemption," the following terms have the following meanings:

              "Adjusted Treasury Rate" means, with respect to the redemption of notes of either series on a redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the notes of that series, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means, with respect to the redemption of notes of either series on a redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes of that series to be redeemed that would be used, at the time of selection and in accordance with customary, financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

              "Comparable Treasury Price" means, with respect to the redemption of notes of either series on a redemption date:

  •
  the average of the Reference Treasury Dealer Quotations for the notes of that series for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or

  •
  if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

              "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

              "Quotation Agent" means the Reference Treasury Dealer appointed by us.

              "Reference Treasury Dealer" means each of (a) Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. and their successors, provided that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealers selected by us.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the redemption of notes of either series on a redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue for the notes of that series (expressed in each case as a percentage of its principal amount) which such Reference Treasury Dealer quotes in writing to the trustee at 5:00 p.m., New York City time, on the third business day before such redemption date.

Change of Control Triggering Event

              If a Change of Control Triggering Event occurs with respect to the notes of a series, unless we have exercised our right to redeem the notes of that series as described under "—Optional Redemption" above, holders of notes of that series will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event with respect to the notes of a series, we will mail a notice to the holders of the notes of that series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase their notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such conflicts.

              On the Change of Control Payment Date for the notes of a series, we will, to the extent lawful:

  •
  accept for payment all notes or portions of notes of that series properly tendered pursuant to the Change of Control Offer;

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  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes of that series properly tendered; and

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  deliver or cause to be delivered to the trustee for cancellation the notes of that series properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

              Unless we default in the Change of Control Payment, on and after the Change of Control Payment Date for the notes of a series, interest will stop accruing on the notes or portions of the notes of that series tendered for repurchase pursuant to the Change of Control Offer.

              The repurchase rights of the holders of the notes upon the occurrence of a Change of Control Triggering Event could discourage a potential acquirer of us. The Change of Control purchase feature is a result of negotiations between us and the underwriters. The repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. The term Change of Control is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a Change of Control Triggering Event may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

              The definition of "Change of Control" includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

              If a Change of Control Triggering Event were to occur, we may not have enough funds to pay the repurchase price. See "Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the notes upon a change of control" in this prospectus supplement. If we fail to repurchase the notes when required following a Change of Control Triggering Event for the notes of a series, we will be in default under the indenture with respect to the notes of that series. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

              Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest in which our board does not approve a dissident slate of directors but approves them as Continuing Directors, even if our board initially opposed the directors.

              The provisions under the indenture obligating us to make a Change of Control Offer for the notes of a series may be waived or modified with the written consent of the holders of a majority in principal amount of the notes of that series.

              For purposes of the foregoing discussion of a repurchase at the option of holders of notes upon the occurrence of a Change of Control Triggering Event, the following definitions are applicable:

              "Below Investment Grade Rating Event" means the ratings on the notes of a series are lowered by each of the Rating Agencies and the notes of that series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes of that series is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or us in writing at its or our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

              "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

              "Change of Control" means the occurrence of any of the following:

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries' properties or assets taken as a whole to any Person or group of related "persons" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) (a "Group") other than us or one of our subsidiaries;

  •
  the adoption of a plan relating to our liquidation or dissolution;

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  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or

  •
  the first day on which a majority of the members of our board of directors are not Continuing Directors.

              Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

              "Change of Control Triggering Event" means, with respect to the notes of a series, the occurrence of both a Change of Control and a Below Investment Grade Rating Event for the notes of that series.

              "Continuing Director" means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

              "Fitch" means Fitch Ratings.

              "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

              "Moody's" means Moody's Investors Service, Inc.

              "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a "person" as used in Section 13(d)(3) of the Securities Exchange Act of 1934.

              "Rating Agencies" means, with respect to the notes of a series, (1) each of Fitch, Moody's and S&P and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes of that series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934 selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

              "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Information Concerning the Trustee

              We have appointed The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), the trustee under the indenture, as paying agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes of a series, the trustee must eliminate such conflict or resign with respect to the notes of that series.

Book-Entry Delivery and Settlement

Global Notes

              We will issue the notes of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

              Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

              DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC holds securities that its participants ("direct participants") deposit with DTC.

  •
  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

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  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

  •
  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants").

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

  •
  More information about DTC can be found at www.dtcc.com and www.dtc.org.

              Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

              Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

              The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

              We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

              We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

              The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

              So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

              Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

              Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

              Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

              Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

              Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

              Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

              Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

              Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

              Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

              We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes of either series represented by a global note upon surrender by DTC of the global note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an event of default has occurred and is continuing with respect to the notes of that series, and DTC requests the issuance of certificated notes for the notes of that series; or

  •
  we determine not to have the notes of that series represented by a global note.

              Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Certain United States Federal Income Tax Consequences

              The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of notes of each series. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the "Code", regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a straddle, conversion transaction or other integrated investment or partnerships or other pass-through entities. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

              For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

              If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are beneficial owners of notes (and partners in such partnerships) should consult their tax advisors.

              We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

              If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Tax Consequences to U.S. Holders

Interest Income and Original Issue Discount

              The notes of each series will be issued with an amount of original issue discount that is less than the statutorily defined de minimis amount. Accordingly, subject to the discussion below under "—Repurchase Upon a Change of Control Triggering Event," interest on a note generally will be taxable to you as ordinary interest income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

              Upon a sale, exchange, retirement or other taxable disposition of a note and subject to the discussion below under "—Repurchase Upon a Change of Control Triggering Event," you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the sale or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis generally will be the original cost of the note reduced by any principal payments received on the note. Such gain or loss generally will be long-term capital gain or loss if your holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to a preferential rate of federal income tax. The ability of corporate and non-corporate taxpayers to offset ordinary income with capital losses is subject to limitations.

Repurchase Upon a Change of Control Triggering Event

              It is possible that the IRS could assert that our redemption of the notes for an amount equal to 101% of the principal amount of the notes, under the circumstances described above under "Description of Notes—Change of Control Triggering Event," results in a "contingent payment." Under the applicable Treasury Regulations, the possibility that any "contingent payment" will be made will not affect the amount or timing of interest income a U.S. Holder will recognize if there is only a remote or incidental likelihood that such payment will be made, as of the date of issuance of the notes. We intend to take the position for U.S. federal income tax purposes that the likelihood that the notes will be so redeemed is remote or incidental. Therefore, the possibility that such payments may be made should not affect the amount or timing of income a U.S. Holder will recognize unless the U.S. Holder actually becomes entitled to such payments. Our determination that these contingencies are remote or incidental is not, however, binding on the IRS, which could challenge this position. If such challenge were successful, a U.S. Holder might be required to accrue income on the notes in excess of stated interest, and to treat any income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingent payment actually occurs, it would affect the amount and timing of the income that a U.S. Holder would recognize.

Information Reporting and Backup Withholding

              Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder is an exempt recipient such as a corporation. A U.S. Holder will be subject to U.S. backup withholding, currently at a rate of 28 percent, on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S.

Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Interest Payments

              Payments of interest on the notes generally will qualify for the "portfolio interest" exemption and generally will not be subject to U.S. federal income tax or withholding tax, as long as you:

  •
  do not conduct a trade or business in the United States with respect to which the interest is effectively connected;

  •
  do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

  •
  are not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Code Section 881(c)(3)(C); and

  •
  satisfy the certification requirements described below.

              The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is not a United States person and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN or W-8IMY, as applicable.

              If you are not exempt from tax under these rules, generally you will be subject to U.S. federal withholding tax at a rate of 30% unless:

  •
  the interest is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

              Except to the extent provided by an applicable income tax treaty, interest that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced or exempted by an applicable income tax treaty). Payments of effectively connected interest will not be subject to U.S. withholding tax so long as you provide us or the paying agent with an appropriate IRS Form W-8 (generally an IRS Form W-8ECI). To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS Form (generally an IRS Form W-8BEN). You may be required to update these forms periodically.

Sale, Exchange, Retirement or Other Disposition of the Notes

              You generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note unless (a) such gain is effectively connected with your conduct of a U.S. trade or business, or (b) if you are an individual, you are present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

              Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to the 30% branch profits tax described above unless reduced or exempted by an applicable income tax treaty). If you are an individual present in the United States for 183 days or more in the taxable year and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

              Payments of interest to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, whether or not subject to U.S. federal income tax. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest (including OID), provided that the Non-U.S. Holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Any backup withholding tax generally will be allowed as a credit or refund against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Underwriting

              Subject to the terms and conditions in the underwriting agreement between us and the underwriters, for whom Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of 2015 notes	Principal amount of 2019 notes
Banc of America Securities LLC	$61,600,000	$44,000,000
Barclays Capital Inc.	61,600,000	44,000,000
Citigroup Global Markets Inc.	61,600,000	44,000,000
Goldman, Sachs & Co	61,600,000	44,000,000
J.P. Morgan Securities Inc	61,600,000	44,000,000
BNP Paribas Securities Corp.	8,400,000	6,000,000
Mitsubishi UFJ Securities (USA), Inc.	8,400,000	6,000,000
Wells Fargo Securities, LLC	8,400,000	6,000,000
BNY Mellon Capital Markets, LLC	5,600,000	4,000,000
Calyon Securities (USA) Inc.	5,600,000	4,000,000
SG Americas Securities, LLC	5,600,000	4,000,000

Total	$350,000,000	$250,000,000

              The underwriters have agreed to purchase all of the notes of each series sold pursuant to the underwriting agreement if any of these notes are purchased. The offering of the notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

              We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

              The underwriters have advised us that they propose to initially offer the notes of each series at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not in excess of, in the case of the 2015 notes, 0.350% of the principal amount thereof and, in the case of the 2019 notes, 0.400% of the principal amount thereof. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the notes of each series. After the initial offering, the public offering price and concession may be changed by the underwriters.

              We have agreed in the underwriting agreement to pay our expenses related to the offering, which we estimate to be $200,000.

              The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes of either series or that an active public market for the notes will develop. If an active public trading market for the notes of either series does not develop, the market price and liquidity of the notes of that series may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

              In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

              The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

              Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. The Bank of New York Mellon Trust Company, N.A. is an affiliate of BNY Mellon Capital Markets, LLC and acts as trustee under the indenture governing the notes.

              J.P. Morgan Securities Inc. is acting as a dealer manager in connection with the tender offers described under "Summary—Debt Tender Offers" above.

Selling Restrictions

European Economic Area

              In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

  •
  to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (a) an average of at least 250 employees during the last financial year, (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

              For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression

"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

              Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

              The notes may not be offered or sold by means of any document other than (a) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (b) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (c) in other circumstances that do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

              The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

              Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in

Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the notes are subscribed or purchased under Section 275 by a relevant person that is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (2) where no consideration is given for the transfer or (3) by operation of law.

Legal Matters

              The validity of the notes offered hereby and certain legal matters relating thereto will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain legal matters will also be passed upon on our behalf by Jayne M. Donegan, our Associate General Counsel. Ms. Donegan is a full-time employee of ours and holds restricted stock units and options to purchase shares of our outstanding common stock. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

Experts

              Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule and the effectiveness of our internal control over financial reporting as of January 3, 2009 included in our Annual Report on Form 10-K for the year ended January 3, 2009, as set forth in their reports, which are incorporated by reference in the accompanying prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of January 3, 2009 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Prospectus

Textron Inc.
Common Stock, Preferred Stock,
Senior Debt Securities and Subordinated Debt Securities

        Textron Inc. may periodically sell any or all of the following securities to the public:

  •
  common stock;

  •
  preferred stock; and

  •
  debt securities, including senior debt securities and subordinated debt securities.

        Specific terms of our preferred stock and our debt securities will be set forth in an accompanying prospectus supplement with respect to the specific type or types of securities then being offered.

        The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        We urge you to carefully read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of our common or preferred stock or our debt securities being offered, before you make your investment decision. See "Risk Factors" on page 3 of this prospectus.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 28, 2008.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus and the prospectus supplement to "Textron," "we," "us" and "our" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "securities" in this prospectus, we mean any shares of our common or preferred stock or any of our debt securities that we may offer with this prospectus, unless we state otherwise.

TEXTRON

        Textron Inc. is a multi-industry company that leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services around the world. We operate our business through five operating segments. Four of our operating segments represent our manufacturing businesses: Bell, Cessna, Defense & Intelligence and Industrial. Our fifth segment consists of our Finance business.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

RISK FACTORS

        In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described under "Risk Factors" in the prospectus supplement and in the documents we incorporate by reference in this prospectus and the prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, potential acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

        We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, no par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

Common Stock

        Voting rights.    Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of our common stock, after any preferences of holders of any of our preferred stock, are entitled to receive dividends as determined by our board of directors.

        Liquidation and dissolution.    If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock receive their preferential share of our assets.

        Other terms.    Holders of our common stock have no right to:

  •
  convert the stock into any other security;

  •
  have the stock redeemed; or

  •
  purchase additional stock or to maintain their proportionate ownership interest.

        Our common stock does not have cumulative voting rights.

        Directors' liability.    Our restated certificate of incorporation provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Textron or its stockholders;

  •
  for acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

  •
  for transactions where the director derived an improper personal benefit.

        Our amended and restated by-laws, which we refer to in this prospectus as our "by-laws," also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

        Transfer agent and registrar.    American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

        The following provisions in our restated certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

        Classified board of directors.    Our restated certificate of incorporation divides our board of directors into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

        Removal of directors by stockholders.    Delaware law and our by-laws provide that members of a classified board of directors may be removed only for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors.

        Stockholder nomination of directors.    Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at an annual meeting of our stockholders at least 90 but not more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date for the annual meeting is not within 30 days of the anniversary of the immediately preceding year's annual meeting, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us no later than ten days after the date notice of the meeting is mailed or the date the meeting date is publicly disclosed, whichever occurs first.

        No action by written consent.    Our restated certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

        10% stockholder provision.    Under our restated certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve any transaction involving a merger or combination, a disposition of assets or any other specified "business combination" with a 10% stockholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

  •
  a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

  •
  the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

        Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our restated certificate of incorporation.

        The terms of our restated certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our restated certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

        Delaware business combination statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

  •
  a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

  •
  any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

        The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

        The prohibition against these transactions does not apply if:

  •
  prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

  •
  the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

        Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

        Our board of directors may issue shares of our preferred stock, without shareholder approval, and may determine their terms, including the following:

  •
  the designation of the series of our preferred stock and the number of shares that will constitute such series;

  •
  the voting powers, if any;

  •
  the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

  •
  the redemption price and terms of redemption, if redeemable;

  •
  the amount payable upon our liquidation, dissolution or winding up;

  •
  the amount of a sinking fund, if any;

  •
  conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange; and

  •
  any other qualifications, limitations or restrictions relating to our preferred stock.

        Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposed amendment to our restated certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect them adversely.

DESCRIPTION OF DEBT SECURITIES

General

        The following is a general description of our debt securities that may be issued from time to time by us under an indenture dated as of September 10, 1999 between us and The Bank of New York Mellon Trust Company, N.A, as successor trustee. The terms of our debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of our debt securities of any series and the extent, if any, to which the general description thereof set forth below may apply to our debt securities of that series will be described in the prospectus supplement applicable to our debt securities of that series. If there is any inconsistency between the information in this prospectus and that prospectus supplement, you should rely on the information in that prospectus supplement.

        We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

        The debt securities will be our direct, unsecured obligations. Our senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

        In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of any of our subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Terms Applicable to Senior Debt Securities and Subordinated Debt Securities

        No limit on debt amounts.    The indenture does not limit the amount of our debt securities that can be issued under the indenture. That amount is set from time to time by our board of directors. (§3.1)

        Prospectus supplements.    The prospectus supplement applicable to our debt securities of any series will contain the specific terms that series, including some or all of the following:

  •
  the title of our debt securities of that series;

  •
  any limit on the aggregate principal amount thereof that may be issued;

  •
  whether or not they will be issued in global form and who the depository will be;

  •
  the maturity date or dates;

  •
  the interest rate or the method of computing the interest rate;

  •
  the date or dates from which interest will accrue, or how such dates will be determined, the interest payment dates and any related record dates;

  •
  the place or places where payments will be made;

  •
  the terms and conditions on which they may be redeemed at the option of Textron;

  •
  the date or dates, if any, on which, and the price or prices at which Textron will be obligated to redeem, or at the holder's option to purchase, the debt securities of that series and related terms and provisions;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  the details of any required sinking fund payments;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications;

  •
  if our debt securities of that series will be subordinated, the subordination terms thereof;

  •
  if our debt securities of that series will be convertible into or exchangeable for our common or preferred stock or our other debt securities, the terms thereof, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

  •
  any other terms that are not inconsistent with the indenture.

        Covenants.    Under the indenture, we will:

  •
  pay the principal, interest and any premium on our debt securities when due (§10.1); and

  •
  maintain an office or agency at each place of payment. (§10.2)

        Consolidation, merger and sale of assets.    The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

  •
  the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal, interest and any premium on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

  •
  immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (§8.1)

        Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities. (§8.2)

        Events of default.    The indenture provides that the following are events of default with respect to any series of debt securities:

  •
  we fail to pay the principal, any premium or any sinking fund payment on such series when due;

  •
  we fail to pay interest on such series within 30 days of the due date;

  •
  we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not. (§5.1)

        An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.

        The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (§6.2)

        If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (§5.2)

        The indenture contains a provision entitling the trustee to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power at the request of any of such holders. (§6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to such debt securities. (§5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (§§5.7 and 5.8)

        The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:

  •
  a default in payment of the principal or interest; and

  •
  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (§5.13)

        We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (§10.6)

        Modifications and amendments.    Modifications and amendments to the indenture may be made by us and the trustee without the consent of any holders of our outstanding debt securities to:

  •
  provide for the assumption by a successor corporation as described under "—Consolidation, merger and sale of assets" above;

  •
  add to our covenants for the benefit of holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

  •
  add any additional events of default;

  •
  change or eliminate any provision of the indenture, provided that such change or elimination will become effective only when none of our debt securities of any series created prior to such modification or amendment that is adversely affected by such provision is outstanding;

  •
  secure our debt securities;

  •
  establish the form or terms of our debt securities as permitted by the indenture;

  •
  evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

  •
  cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or make any other provisions with respect to matters or questions arising under the indenture that shall not adversely affect the interests of the holders of our debt securities of any series in any material respect. (§9.1)

        With the consent of the holders of not less than a majority in principal amount of our outstanding debt securities of each series affected, we and the trustee may amend the indenture to change the rights of the holders of the debt securities of that series, provided that, without the consent of each affected holder, we may not amend the indenture to:

  •
  change the terms of payment of principal, interest or any premium; or

  •
  reduce the percentage of principal amount of our outstanding debt securities the consent of whose holders is necessary to amend the indenture or waive any default. (§9.2)

        Satisfaction and discharge.    Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize income, gain or loss for federal income tax purposes. (§4.2)

        Upon our request, the indenture will no longer be effective for almost all purposes if either:

  •
  all outstanding debt securities issued under the indenture have been delivered to the trustee for cancellation; or

  •
  the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption within one year, and we have deposited with the trustee funds that are sufficient to make all future payments. (§4.1)

        Concerning the debt trustee.    The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

        Form, exchange, transfer.    Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. (§2.1) They may also be issued in global form with accompanying book-entry procedures as described below.

        A holder of our debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (§3.5)

        Global securities.    The indenture provides that our registered debt securities may be issued in the form of one or more global securities that will be deposited with and registered in the name of a depositary or a nominee thereof as described in the prospectus supplement. (§3.1)

        The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

  •
  be entitled to have our debt securities represented by such registered global security registered in their names;

  •
  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

  •
  be considered the owners or holders of our debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Payments of principal, interest and any premium on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, interest or any premium will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.

Particular Terms of Senior Debt Securities

        Ranking of senior debt securities.    Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

        Limitation upon mortgages.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, pledge, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary, as defined below, or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:

  •
  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  •
  mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

  •
  mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

  •
  mortgages existing at the date of the indenture;

  •
  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

  •
  certain mortgages in favor of governmental entities; or

  •
  extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (§10.4)

        Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any debt secured by a mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described in the preceding paragraph) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (§10.4)

        Limitation upon sale and leaseback transactions.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any lease between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

  •
  Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

  •
  Textron shall apply an amount in cash equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

  •
  the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

  •
  the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (§10.5)

        Waiver of certain covenants.    We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities of any series if the holders of a majority of the outstanding principal amount of that series waive such compliance. (§10.9)

        Certain definitions.    Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.

        The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the weighted average yield to maturity of our outstanding senior debt securities) required to be paid during the remaining term of the applicable lease. (§1.1)

        The term "Principal Property" means any manufacturing plant or manufacturing facility that is (a) owned by Textron or any Restricted Subsidiary, (b) located within the continental U.S. and (c) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (§1.1)

        The term "Restricted Subsidiary" means any Subsidiary (a) substantially all the property of which is located within the continental U.S. and (b) that owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron's operations outside the continental U.S. (§1.1)

        The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (§1.1)

Particular Terms of Subordinated Debt Securities

        Ranking of subordinated debt securities.    Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (§3.1)

PLAN OF DISTRIBUTION

        We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to the public or institutional investors; or

  •
  through agents to the public or to institutional investors.

        The prospectus supplement will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such securities and the proceeds to be received by us;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices; or

  •
  at varying prices determined at the time of sale.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

        Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

LEGAL OPINIONS

        The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Jayne M. Donegan, our Associate General Counsel, and for any underwriters or agents by counsel named in the prospectus supplement. Ms. Donegan is a full-time employee of ours and holds restricted stock units and options to purchase shares of our outstanding common stock. Certain legal matters will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K filed on April 28, 2008 and the effectiveness of our internal control over financial reporting as of December 29, 2007 included in our Annual Report on Form 10-K for the year ended December 29, 2007, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of December 29, 2007 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC's rules allow us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering, as well as after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, are also incorporated into this prospectus by reference, although we are not incorporating any information that we are deemed to furnish and not file in any of our Current Reports on Form 8-K filed in accordance with SEC rules.

        The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 (filing date of February 20, 2008);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 (filing date of April 25, 2008) and June 28, 2008 (filing date of July 25, 2008);

  •
  our Current Reports on Form 8-K filed on January 29, 2008, February 28, 2008, March 26, 2008, April 17, 2008 (to the extent filed under Item 8.01 and as Exhibit 99.2 thereto), April 28, 2008, May 16, 2008 and June 30, 2008; and

  •
  the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

        The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

        Requests for documents should be directed to:

  Textron Inc.
  40 Westminster Street
  Providence, Rhode Island 02903
  Attention: Investor Relations Department

        We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

  SEC Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549

        For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above. In addition, these reports and other information are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. Information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

$600,000,000

$350,000,000 6.20% Notes due 2015
$250,000,000 7.25% Notes due 2019

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Barclays Capital

Citi

Goldman, Sachs & Co.

J.P. Morgan

Senior Co-Managers

BNP PARIBAS

Mitsubishi UFJ Securities

Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC

CALYON

SOCIETE GENERALE

September 14, 2009